EX-99.(d)(ii)

AMENDED SCHEDULE A

TO

INVESTMENT ADVISORY AGREEMENT

CARILLON SERIES TRUST

Pursuant to Paragraph 7 of the Agreement, each Series shall pay the following fees to the Adviser for rendering investment advisory services. These fees shall be computed daily and paid monthly at the following annual rates as percentages of the Series’ average daily net assets:

Carillon Series Trust – Carillon ClariVest Capital Appreciation Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $1 billion	0.60%
Over $1 billion	0.55%

Carillon Series Trust – Carillon ClariVest International Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $1 billion	0.70%
Over $1 billion	0.60%

Carillon Series Trust – Carillon ClariVest International Stock Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $1 billion	0.70%
Over $1 billion	0.60%

Carillon Series Trust – Carillon Eagle Growth & Income Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $100 million	0.60%
Over $100 million to $500 million	0.45%
Over $500 million	0.40%

Carillon Series Trust – Carillon Eagle Mid Cap Growth Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

Carillon Series Trust – Carillon Eagle Small Cap Growth Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

Carillon Series Trust – Carillon Reams Core Bond Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All Assets	0.40%

Carillon Series Trust – Carillon Reams Core Plus Bond Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All Assets	0.40%

Carillon Series Trust – Carillon Scout Mid Cap Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $1 billion	0.80%
Over $1 billion	0.70%

Carillon Series Trust – Carillon Scout Small Cap Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

Carillon Series Trust – Carillon Reams Unconstrained Bond Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $3 billion	0.60%
Over $3 billion	0.55%

Dated: March 1, 2022